UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

NEVRO CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36715	56-2568057
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Bridge Parkway
Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 251-0005

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On November 30, 2023, Nevro Corp. (“Nevro” or the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”) pursuant to which it acquired all of the issued and outstanding shares of Interventional Pain Technologies, Inc. d/b/a Vyrsa Technologies (“Vyrsa”), a corporation organized under the laws of the Commonwealth of Pennsylvania that develops medical devices (the “Vyrsa Acquisition”).

Under the terms of the Purchase Agreement, the Company acquired all of the issued and outstanding equity interests of Vyrsa for an up-front aggregate cash consideration of approximately $40.0 million in cash (the “Upfront Consideration”). The Upfront Consideration is subject to certain adjustments, including Vyrsa’s net working capital and cash amounts at closing. The Company has also agreed to pay up to an additional $35.0 million in cash or common stock of the Company tied to achievement of certain development and sales milestones. The Vyrsa Acquisition was completed on November 30, 2023 (the “Closing Date”).

The Purchase Agreement contains customary representations and warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for certain breaches of representations, warranties and covenants and other specified matters.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.

Credit Agreement

On Closing Date, the Company, as borrower, and its wholly-owned subsidiary, Nevro Medical CR, LLC (“Nevro CR”, and, together with the Company, the “Obligors”), as guarantor, entered into that certain Credit Agreement and Guaranty (the “Credit Agreement”), by and among the Obligors, funds managed by Braidwell LP (“Braidwell”), as a lender (in such capacity, the “Lender”), and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”). The Credit Agreement provides for a term loan facility in the amount of $200.0 million, which was funded in its entirety on the Closing Date.

Loans borrowed pursuant to the Credit Agreement (the “Loans”) bear interest at a rate per annum equal to Term SOFR (as defined in the Credit Agreement and with a floor of 3.50%) plus 5.25%. At the option of the Company, a portion of the interest payable on the Loans equal to (i) (a) on or prior to the first anniversary of the Closing Date, 5.25%, (b) following the first anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, 2.50% and (c) following the third anniversary of the Closing Date, 1.50%, may be paid in-kind rather than in cash. The Loans do not amortize, and have a maturity date of November 30, 2029. The Company is obligated to pay certain agency fees in connection with the Credit Agreement.

The Company may prepay or repay all or a portion of the outstanding principal and accrued unpaid interest under the Loan Agreement at any time upon prior notice to the Lender subject to (i) an early prepayment fee on the portion of principal prepaid or repaid equal to, for any prepayment or repayment (A) on or prior to the first anniversary of the Closing Date, 4.0%, (B) after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, 3.0%, (C) after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, 2.0%, (D) after the third anniversary of the Closing Date and on or prior to the fourth anniversary of the Closing Date, 1.0% and (E) after the fourth anniversary of the Closing Date, 0.0% and (ii) an exit fee equal to 3.00% of the principal amount of any prepayment or repayment of the Loans. The Credit Agreement contains customary mandatory prepayment provisions. Once repaid or prepaid, the Loans may not be reborrowed.

The Credit Agreement includes representations and warranties and covenants, including affirmative covenants and negative covenants that restrict the Obligors’ and their subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, make investments, dispose of assets, make acquisitions, pay dividends or make distributions, repurchase stock and enter into certain transactions with affiliates, in each case subject to certain exceptions. The Credit Agreement also has a financial covenant requiring the Borrower and its subsidiaries to maintain, as of the last day of each fiscal quarter ending after the Closing Date, at least $300.0 million in trailing twelve month revenue; provided that a failure of the Borrower and its subsidiaries to maintain such minimum revenue shall not be an event of default under the Credit Agreement unless such failure continues for three consecutive fiscal quarters, so long as the Borrower and its subsidiaries maintain at least $75.0 million of liquidity at all times starting from the first day after the first fiscal quarter in which the foregoing financial covenant is not met and ending on the date the Company delivers a certificate to the Agent evidencing compliance with the foregoing financial covenant.

The Credit Agreement also contains customary events of default, including among other things, the Company’s failure to make any principal or interest payments when due, the occurrence of certain bankruptcy or insolvency events, or the Company’s breach of the covenants under the Credit Agreement. Upon the occurrence of an event of default, the Lenders may, among other things, accelerate the Company’s obligations under the Credit Agreement.

As security for their obligations under the Credit Agreement, the Obligors granted the Agent (for the benefit of the secured parties) a continuing security interest in substantially all of their assets (including intellectual property), subject to certain customary exceptions.

Proceeds from the Loans will be used (i) to fund all or a portion of the consideration to be paid in respect of the Vyrsa Acquisition, (ii) to repurchase all or a portion of the Company’s existing 2.75% convertible senior notes, due April 1, 2025, (iii) for working capital and general corporate purposes, and (iv) for the payment of fees and expenses associated with the Credit Agreement, the Vyrsa Acquisition and the repurchase of the 2025 convertible senior notes.

The above description of the Credit Agreement is a summary and is not complete. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Credit Agreement, which is incorporated herein by reference.

Warrants

In connection with the Credit Agreement, the Company issued to Braidwell warrants (the “Warrants”) to purchase an aggregate of approximately 2.58 million shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Warrants are exercisable in whole or in part at an exercise price of $23.1862 per share and expire on the sixth anniversary of issuance. The Warrant holder may pay the exercise price in cash (including through a reduction in principal amount of the Loans), or elect to exercise the Warrants on a “cashless” basis. The Warrants prohibit any exercise by a holder to the extent that, following such exercise, the holder, together with any affiliates and “group” members (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), would beneficially own more than a fixed percentage of the total number of shares of the Company’s issued and outstanding common stock (the “Beneficial Ownership Cap”), initially 4.99% and increasable or decreasable, at the Warrant holder’s election upon 61 days’ notice to the Company.

In connection with an Event of Default, a Cashless Default Exercise or a Cashless Major Exercise (each as defined in the Warrants), the Company may be required to purchase the Warrants for a number of shares of Company common stock equal to the Black-Scholes Value (as defined in the Warrants) of the unexercised portion of the Warrants.

In the event of a Major Transaction other than a Takeout Major Transaction or Asset Sale (each as defined in the Warrants), and without regard to the Beneficial Ownership Cap, the successor entity of the Company shall assume in writing all of the obligations under the Warrants, including agreement to deliver to the Holder a security of the successor entity substantially similar in form and substance to the Warrants, which, among other things, is exercisable for the appropriate number of shares of capital stock of the successor entity and which entitles the Holder to any additional consideration receivable by holder of common stock of the Company as a result of the Major Transaction.

Upon the occurrence of an Organic Change (as defined in the Warrants), the holder will be entitled to receive, at its option and without regard to the Beneficial Ownership Cap, the kind and amount of stock, securities and/or assets of the Company or the successor entity, as the case may be, that the holder would have been entitled to receive if the shares underlying the Warrants were outstanding immediately prior to the Organic Change.

The Company sold the Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by such investors in the Warrants. This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The above description of the Warrants is a summary and is not complete. A form of the Warrant is filed as exhibit 4.1 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Warrants, which are incorporated herein by reference.

Registration Rights Agreement

On November 30, 2023, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors party thereto, whereby the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3, or such other form as required to effect a registration of the common stock issued or issuable upon exercise of the Warrants (the “Registrable Securities”), covering the resale of the Registrable Securities and such indeterminate number of additional shares of the Company’s common stock as may become issuable upon exercise of, in exchange for, or otherwise pursuant to the Warrants to prevent dilution resulting from certain corporate actions. Such Registration Statement must be filed within 30 days following the execution of the Credit Agreement. The Company will pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement, and indemnify them for certain securities law matters in connection with any registration statement.

The above description of the Registration Rights Agreement is a summary and is not complete. A copy of the Registration Rights Agreement is filed as exhibit 10.2 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Registration Rights Agreement, which is incorporated herein by reference.

Repurchase Agreement

On or about November 30, 2023, the Company entered into in separate, privately negotiated repurchase agreements with a limited number of holders of its 2.75% Convertible Senior Notes due 2025 (the “Existing Convertible Notes”) to repurchase approximately $150.1 million principal amount of Existing Convertible Notes for aggregate consideration consisting of approximately $150.1 million in cash, which includes accrued interest on the Existing Convertible Notes. The repurchase transactions are expected to be consummated on or about November 30, 2023.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure set forth under Item 1.01 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 30, 2023, the Company issued a press release announcing the transactions described herein, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1*	Stock Purchase Agreement dated as of November 30, 2023, by and among Interventional Pain Technologies, Inc. d/b/a Vyrsa Technologies, Nevro Corp., the sellers of Interventional Pain Technologies, Inc. d/b/a Vyrsa Technologies and Project Andy Newco, LLC, as sellers representative.

4.1	Form of Warrant to Purchase Common Stock of Nevro Corp.

10.1	Credit Agreement and Guaranty, dated as of November 30, 2023, by and among Nevro Corp., as borrower, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent

10.2	Registration Rights Agreement, dated November 30, 2023, by and between Nevro Corp. and the Lenders listed thereto.

99.1	Press Release of Nevro Corp. dated November 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Portions of this exhibit have been omitted for confidentiality purposes. Certain schedules referenced in the Stock Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: December 1, 2023	By:	/s/ Roderick H. MacLeod
Roderick H. MacLeod
Chief Financial Officer